UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
___________________________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):     October 12, 2010

CHINA SKY ONE MEDICAL, INC.
(Exact Name of Registrant as Specified in Charter)

Nevada	001-34080	87-0430322
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

No. 2158, North Xiang An Road, Song Bei District, Harbin, People’s Republic of China 150028
(Address of Principal Executive Offices)

Registrant's telephone number, including area code:         86-451-87032617 (China)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.	Submission of Matters to a Vote of Security Holders.

On October 12, 2010, China Sky One Medical, Inc., a Nevada corporation (the “Company”), held its 2010 Annual Meeting of Stockholders (the “Meeting”) at the Company’s corporate headquarters in Harbin City, Heilongjiang Province, People’s Republic of China.

On the record date of September 1, 2010, the Company had 16,790,851 shares of common stock outstanding and entitled to vote.  At the Meeting, all of the Company’s stockholders were asked to vote with respect to the election of seven directors to hold office until the fiscal year 2011 Annual Meeting of Stockholders, or until such time as their respective successors are elected and qualified.

The nominees for election to the Board of Directors were elected by the stockholders by a plurality of the votes cast, as shown in the table below:

Directors:	Votes For	Votes Against	Votes Withheld	Broker Non-Votes
Liu Yan-qing	9,130,061	0	110,977	0
Han Xiao-yan	9,131,163	0	109,875	0
Hao Yu-bo	9,097,894	0	143,144	0
Song Chun-fang	9,129,051	0	111,987	0
Qian Xu-feng	9,129,191	0	111,847	0
Zhao Jie	8,142,191	0	1,098,131	0
William Wei Lee	9,100,461	0	260,934	0

Item 9.01.	Statements and Exhibits.

(d)  Exhibits.

The exhibits listed in the following Exhibit Index are filed as part of this Form 8-K.

Exhibit No.	Description
99.1	Press Release, dated October 14, 2010

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHINA SKY ONE MEDICAL, INC.
(Registrant)

Date: October 14, 2010	By:	/s/ Liu Yan-qing
Liu Yan-qing
Chairman, Chief Executive Officer and President